EXHIBIT 99.1

Victory Energy Announces First Quarter 2014 Results

Conference Call at 11:00 am ET on May 15, 2014

AUSTIN, Texas – (May 14, 2014). Victory Energy Corporation, (OTCQX: VYEY) (“Victory” or “the Company”) a rapidly growing, Permian Basin focused oil and gas company, today announced financial and operating results for the three months ended March 31, 2014.

Highlights:

•	Q1 2014 revenues increased 108% year-over-year to $194,983
•	Successfully completed drilling in two (gross) wells in Q1 2014
•	Victory’s partnership (Aurora Energy Partners) closed a $25 million credit facility with Texas Capital Bank
•	Secured $10 million capital line from Navitus Energy Group – Victory’s partner in Aurora
•	Production increased quarter-to-quarter from 36 to 43 BOE/PD. Production as of the end of April was 61 BOE/PD
•
After exiting 2013 with $4.2 million in proved reserves, the Company completed two new wells in the first quarter of 2014. The Cotter “6” #2 with an estimated net EUR of 15,000 BOE and the Chapman Ranch “4501” estimated net EUR to be determined

•	Upgraded from the OTCQB to the more broker friendly OTCQX. Began trading on OTCQX on May 8, 2014

“We remain focused on achieving significant rates of return by targeting predictable resource plays in favorable environments,” said Kenny Hill, Victory's CEO. “Our newly established strong capital position and experienced management team allow us to identify, secure and exploit development assets like our Lightnin’ Property in the Permian Basin. Current trajectory for the Lightnin’ prospect is better than a two to one return on capital since the property was acquired two years ago. We anticipate even better returns from our recent acquisition of the Fairway project and others that we are reviewing.”

Victory Energy is an independent, growth oriented oil and natural gas Company focused on acquiring, developing and producing oil and natural gas properties in the Permian Basin of Texas and southeast New Mexico. Through its partnership interest in Aurora Energy Partners, the company is able to acquire needed capital when ideal projects, with specific capital return and development profiles become available. This capital focused partnership is now complimented by a $25 million credit facility acquired in February 2014. At March 31, 2014, the Company held a working interest in 23 wells and was aggressively pursuing its first large acquisition.

Revenues for the three months ended March 31, 2014 increased 108% year-over-year to $194,983. Revenues were up despite a decrease of approximately $39,905 caused by a loss of production from a work-over at the company’s McCauley “6” #3 well at the Lightnin’ prospect. Total net production was 43 BOE, up 84% from 23.4 BOE in the same period a year ago. The increase in production was primarily due to the development of the Lightnin’ prospect.

Cost of production (LOE) was $61,669 compared to $23,590 a year ago. General and administrative expenses were flat year-over-year at $481,915. Net loss attributable to Victory Energy and net loss per share for the three months ended March 31, 2014 were $435,303 and $0.02 compared to $414,378 and $0.02 in the first quarter of 2013, respectively. The weighted average diluted shares outstanding at March 31, 2014 were 27.6 million shares, unchanged from the same period a year ago.

Victory had approximately $0.2 million of cash and cash equivalents and $3.2 million of total assets at March 31, 2014. Total shareholders’ equity was $1.7 million at March 31, 2014. The company cash on hand is a reflection of management’s desire to only draw capital from its partner Navitus Energy Group and from the banking credit facility when needed for asset acquisitions or operations. Revenue from hydrocarbon sales are generally reinvested in the company.

On February 24, 2014, Aurora Energy Partners, as borrower, closed a $25 million revolving credit facility with Texas Capital Bank. The credit facility includes a $1.45 million operating base, with the remainder available for acquisitions. The senior facility is secured by all the assets of Aurora Energy Partners, with pricing at prime plus 1%. Total debt outstanding from its credit facility was $868,000. As of March 31, 2014, Aurora was in compliance with all of its financial covenants under this revolving credit facility.

Operational Updates

Two new wells were completed and brought into production in Q1 2014

The company’s Permian Basin Lightnin’ property, located in Glasscock County, Texas added its fourth well to this 640 acres prospect. The Cotter “6” #2 well commenced production in March 2014. The well has averaged 121 BOEPD during the month of April, adding approximately 18 BOE/PD to net production. Reserves estimates are anticipated to be significantly larger than the three predecessor wells. Prior vertical wells drilled in this field have each averaged estimated ultimate recovery rates of approximately 100,000 Barrels of Oil Equivalent (BOE/PD). The company controls a 20% WI / 15% NRI in this prospect.

The Company’s south Texas Chapman Ranch prospect, located in Nueces County, Texas added another successful well to the Company’s portfolio. This Chapman Ranch 4501 well spud on December 22, 2013 and reached total depth of 7,800 feet on January 7, 2014. The well was perforated in several sections and was successfully flow tested from the Frio Sands on January 21, 2014 at 68 BOE per day, adding approximately 2.5 BOE/PD to net production. All surface work has now been completed and the well is in production. The company controls a 5% WI / 3.75% NRI in this prospect.

One prior well has undergone a work-over and has increased daily production

In addition, the McCauley “6” #3 well at Lightnin’ was completed in Q4 2013. After a series of work-overs, it commenced production in February 2014. The well has average flow of 61 BOE per day through March and 84 BOE per day in the month of April. The company controls a 20% WI / 15% NRI in this prospect.

All production from these wells will be reflected in the company’s mid-year reserve report.

Key acquisition in progress

On May 8, 2014 the Company agreed to purchase a 10% non-operating working interest in the Fairway Prospect from a wholly-owned subsidiary of Target Energy Limited (OTCQX:TEXQY) (“Target
Energy”) for approximately $6 million in cash. The Fairway Prospect, with leases currently covering 4,560 gross acres in the Permian Basin, has nine wells producing 859 BOE per day (64 net to the company) and eight additional development wells scheduled for drilling and completion in 2014. Formation focus is the multi-stack pay Wolfberry and the highly sought after Fusselman. The prospect in located in Glasscock and Howard counties, Texas.

Over 100 additional well locations (40 acres spacing) are available on held acreage. Each Wolfberry well has estimated daily flow rates of 145 BOE (net 10.8), while each Fusselman well has estimated daily flow rates of 205 BOE (net 15.3). Average well costs are $1.8 million to the 100% working interest.

The sale is subject to approval by Target Energy’s 2014 Convertible Notes holders and the completion of due diligence and a sale and purchase agreement by both parties. The company anticipates a closing on or before June 5, 2014.

Outlook

Management’s strategy is to grow proved reserves through new drilling and acquisitions, while growing the value of those reserves by focusing on oil and liquids rich gas. The Company leverages both internal capabilities and strategic industry relationships to acquire working interest positions in low-to-moderate risk oil and natural gas prospects.

The 2014 acquisition and development plan is as follows:

1.	Develop 12 gross wells on current high-value properties
2.	Acquire producing properties with significant development potential in the Midland and Central basins of the Permian Basin of Texas
3.	Acquire additional development acreage with multi-year drilling opportunities when located in a proven trend

Conference Call

Management will host a conference call and webcast to discuss its first quarter 2014 financial results and provide an update on its operations.

Date: Thursday, May 15, 2014
Time: 11:00 am ET
Dial-in (US): 1-877-941-2321
Dial-in (Intl.): 1-480-629-9666
Conference ID: 4683114
Webcast: http://public.viavid.com/index.php?id=109215

A replay of the call will be available after 2:00 pm ET May 15, 2014. To access the replay, use 877-870-5176 for U.S. callers and 858-384-5517 for international callers. The PIN number is 4683114.

About Victory Energy

Victory Energy Corporation (VYEY), based in Austin, Texas with additional resources in Midland is a high growth oil and gas Exploration and Production (E&P) company whose is focused on creating shareholder value through the acquisition and development of assets in the World Class Permian Basin. The company currently holds interests in the Permian where its targets are high profile plays such as the Wolfcamp, Mississippian and Fusselman formations. The company is growing cash-flows through sustainable low-risk vertical well development on existing properties and new acquisitions which offer repeatable and highly profitable results. The Company achieves these results by targeting predictable resources plays, favorable operating environments and consistent reservoir quality across multiple target horizons with long-lived reserve characteristics. For additional information on the company, please visit www.vyey.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words "will", "potential", "believe", "estimated", "intend", "expect", "may", "should", "anticipate", "could", "plan", "project", or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Among these forward-looking statements are statements regarding EURs, estimated BOE, estimated future gross undiscounted cash flow and estimated drilling and completion costs. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including but not limited to, changes to drilling plans and schedules by the operators of prospects, overruns in costs of operations, hazards, delays, and any other difficulties related to drilling for and producing oil or gas, the price of oil, NGLs, and gas, results of marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth, and other factors described in the Company Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, December 31, 2012 and any updates to those risk factors set forth in the Company's Quarterly Reports on Form 10-Q. Further information on such assumptions, risks and uncertainties is available in the Company's other filings with the Securities and Exchange Commission ("SEC") that are available on the SEC's website at www.sec.gov, and on the Company's website. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:

Investor Relations
Derek Gradwell
MZ Group
SVP Natural Resources
Phone: 512-270-6990
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us

VICTORY ENERGY CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$198,510	$20,858
Accounts receivable - less allowance for doubtful accounts of $200,000, and $200,000 for March 31, 2014 and December 31, 2013, respectively	80,670	116,542
Accounts receivable - affiliate	72,471	68,571
Prepaid expenses	111,201	38,663
Total current assets	462,852	244,634

Fixed Assets
Furniture and equipment	43,173	43,173
Accumulated depreciation	(13,117)	(11,597)
Total furniture and fixtures, net	30,056	31,576

Oil gas properties, net of impairment (successful efforts method)	4,203,767	3,715,648
Accumulated depletion, depreciation and amortization	(1,594,347)	(1,517,836)
Total oil and gas properties, net	2,609,420	2,197,812

Other Assets
Deferred debt financing costs	118,501	-

Total Assets	$3,220,829	$2,474,022

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$368,091	$351,435
Accrued liabilities	195,594	196,913
Accrued liabilities - related parties	3,193	18,542
Liability for unauthorized preferred stock issued	9,283	9,283
Total current liabilities	576,161	576,173

Other Liabilities
Asset retirement obligations	56,921	51,954
Long term note payable	868,000	-
Total long term liabilities	924,921	51,954

Total liabilities	1,501,082	628,127

Stockholders' Equity
Common stock, $0.001 par value, 47,500,000 shares authorized, 27,563,619 shares and 27,563,619 shares issued and outstanding for March 31, 2014 and December 31, 2013, respectively	27,564	27,564
Additional paid-in capital	34,404,239	34,404,239
Accumulated deficit	(37,337,197)	(36,901,894)
Total Victory Energy Corporation stockholders' deficit	(2,905,394)	(2,470,091)
Non-controlling interest	4,625,141	4,315,986
Total stockholders' equity	1,719,747	1,845,895

Total Liabilities and Stockholders' Equity	$3,220,829	$2,474,022

VICTORY ENERGY CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended March 31,
	2014	2013

REVENUE	$194,983	$93,768

COSTS AND EXPENSES
Lease operating expenses	61,669	23,590
Production taxes	10,135	8,948
Dry hole costs	-	3,610
Exploration	4,495	13,158
General and administrative expense	481,915	478,796
Depletion, depreciation, and amortization	78,031	18,575
Total expenses	636,245	546,677

LOSS FROM OPERATIONS	(441,262)	(452,909)

OTHER INCOME AND (EXPENSE)
Interest expense	(8,785)	(445)
Management Fee	3,899	-
Total other income and (expense)	(4,886)	(445)

LOSS BEFORE TAX BENEFIT	(446,148)	(453,354)

TAX BENEFIT	-	-

NET LOSS	(446,148)	(453,354)
Less: net loss attributable to non-controlling interest	(10,845)	(38,976)
NET LOSS ATTRIBUTABLE TO VICTORY ENERGY CORPORATION	$(435,303)	$(414,378)

Weighted average shares, basic and diluted	27,563,619	27,563,619
Net loss per share, basic and diluted	$(0.02)	$(0.02)

VICTORY ENERGY CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	For the Three Months Ended March 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(446,148)	$(453,354)
Adjustments to reconcile net loss from operations to
net cash used in operating activities
Accretion of asset retirement obligation	1,395	998
Amortization of debt financing costs	3,968	-
Depletion, depreciation, and amortization	78,031	18,575
Stock based compensation	-	22,281
Warrants for services	-	9,000
Change in operating assets and liabilities
Accounts receivable	35,872	82,986
Accounts receivable – related parties	(3,900)	(33,750)
Prepaid expense	(72,538)	(30,932)
Accounts payable	16,656	201,646
Accrued liabilities	(1,319)	(64,718)
Accrued interest	-	(25,639)
Accrued liabilities–related parties	(15,349)	21,645
Net cash used in operating activities	(403,332)	(251,262)

CASH FLOWS FROM INVESTING ACTIVITIES
Drilling and completion costs	(461,970)	(826,278)
Farm out of leaseholds		160,000
Renewal of leaseholds	(22,577)	-
Net cash used in investing activities	(484,547)	(666,278)

CASH FLOWS FROM FINANCING ACTIVITIES
Non-controlling interest contributions	320,000	784,000
Debt financing costs	(122,469)	-
Proceeds from issuance of note payable	868,000	-
Net cash provided by financing activities	1,065,531	784,000

Net change in cash and cash equivalents	177,652	(133,540)

Beginning cash and cash equivalents	20,858	158,165

Ending cash and cash equivalents	$198,510	$24,625

Supplement disclosures of non-cash information:
Liability incurred for asset retirement obligation	$3,955	$4,469